As filed with the Securities and Exchange Commission on April 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDRA LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	26-0579295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Green Court, Suite 350

Ann Arbor, MI 48105-1570

(734) 335-0468

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francois Michelon

Chief Executive Officer

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

(734) 335-0468

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch Coleman Wombwell K&L Gates LLP 300 South Tryon St., Suite 1000 Charlotte, NC 28202 (704) 331-7440	Stephen E. Older David S. Wolpa McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020 (212) 548-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☒ 333-271003

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by ENDRA Life Sciences Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the public offering (the “Offering”) of our shares of common stock (“Common Stock”) and warrants to purchase shares of our Common Stock (“Warrants”) contemplated by the Registration Statement on Form S-1 (File No. 333-271003) (the “Prior Registration Statement”), which was initially filed on March 30, 2023, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on April 27, 2023. This 462(b) Registration Statement covers the registration of 862,500 shares of Common Stock and 431,250 Warrants to be sold to the public in the Offering. 112,500 of the additional shares of Common Stock and 56,250 of the Warrants registered hereunder are subject to the exercise of the underwriter's option to purchase additional shares of Common Stock and Warrants to cover over-allotments, if any. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in Exhibit 107 to the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this 462(b) Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of April 28, 2023), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 28, 2023.

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of K&L Gates LLP
23.1	Consent of RBSM LLP, Independent Registered Public Accounting Firm
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-271003))
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 28, 2023.

ENDRA LIFE SCIENCES INC.

By:	/s/ Francois Michelon
Francois Michelon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francois Michelon	Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2023
Francois Michelon

/s/ Irina Pestrikova	Senior Director, Finance (Principal Financial and Accounting Officer)	April 28, 2023
Irina Pestrikova

*	Director	April 28, 2023
Louis J. Basenese

*	Director	April 28, 2023
Anthony DiGiandomenico

*	Director	April 28, 2023
Michael Harsh

*	Director	April 28, 2023
Alexander Tokman

* By:	/s/ Francois Michelon
Francois Michelon
Attorney-in-Fact

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